EXHIBIT 99.1

CONTACT:                                             FOR IMMEDIATE RELEASE
Lewis Foulke, SVP & CFO
Carol Jones, VP, Marketing
First Washington FinancialCorp
(609) 426-1000

       FIRST WASHINGTON FINANCIALCORP REPORTS DOUBLE DIGIT EARNINGS GROWTH

(Windsor, N.J.)-First Washington FinancialCorp (NASDAQ: "FWFC"), parent company of First Washington State Bank reported earnings for the nine months ending September 30, 2004 of $4.17 million. This represents an increase of $434 thousand or 11.62%, compared with net income of $3.74 million for the first nine months of 2003. The third quarter earnings reflect $285 thousand in expense incurred in connection with the proposed merger with Fulton Financial Corporation. Without this expense, net of taxes, net income would have been $4.36 million for the nine months ended September 30, 2004, an increase of $620 thousand or 16.58% when compared with the first nine months of 2003.

Earnings per basic and diluted share were $0.98 and $0.90, respectively, increases of 11.4% and 5.9% respectively, when compared to the $0.88 per basic and $0.85 per diluted share reported for the first nine months of 2003. Per share figures have been restated for the 5% stock dividend paid in the fourth quarter of 2003 and the 5 for 4 stock split in March 2004.

"We are pleased to report double digit earnings for the first nine months of 2004," said C. Herbert Schneider, President & CEO. "Total assets at September 30, 2004 increased to $486.32 million, a 14.63% or $62.06 million increase over total assets at September 30, 2003. Total loans increased $23.54 million, or 11.51%, to $227.96 million and total deposits increased $53.58 million, or 14.67%, to $418.77 million compared to September 30, 2003."

"Our earnings growth is a tribute to our committed Directors, Officers, and Staff of First Washington State Bank, all of whom continually strive to build relationships with our customers and clients," said Abraham S. Opatut, Chairman of the Board. "To enhance our product offerings, we now have a PRIMEVEST Investment Center located in First Washington State Bank. PRIMEVEST Financial Services, Inc. is an experienced brokerage firm and a leading provider of quality investment and insurance solutions."

First Washington FinancialCorp will hold a special meeting of shareholders on Friday, November 5, 2004, beginning at 10:00 a.m., at the Ramada Inn in East Windsor, New Jersey. At this meeting, shareholders will be asked to consider and vote upon a proposal to approve and adopt an agreement and plan of merger pursuant to which First Washington FinancialCorp will be acquired by Fulton Financial Corporation.

First Washington FinancialCorp is the holding company for First Washington State Bank, which is headquartered in Windsor, New Jersey. In addition, First Washington FinancialCorp, through the Bank, is a joint venture partner in Windsor Title Agency, LP, a general title agency located in Lakewood, New Jersey. The Bank currently has 16 branch offices located in Mercer, Monmouth and Ocean Counties and is celebrating its 15th Anniversary. For more information on First Washington FinancialCorp call (800) 992-FWSB or visit First Washington State Bank's web site at www.FWSB.com.

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                          FIRST WASHINGTON FINANCIALCORP
                            Consolidated Balance Sheets
                                    (unaudited)

                                                           September 30,          September 30,
                                                               2004                   2003
                                                          ---------------       ---------------
ASSETS
  Cash and due from banks                                  $  14,248,743         $  10,604,301
  Investment securities                                      215,362,530           188,847,953
  Federal funds sold                                          18,370,000            12,000,000
  Loans                                                      227,960,420           204,424,048
  Reserve for loan losses                                     (3,110,636)           (2,871,978)
                                                           -------------         -------------
  Net loans                                                  224,849,784           201,552,070
  Premises and equipment, net                                  9,206,392             5,603,435
  Accrued interest receivable                                  2,232,633             2,171,260
  Other assets                                                 2,046,910             3,480,107
                                                           -------------         -------------
        Total assets                                       $ 486,316,992         $ 424,259,126
                                                           =============         =============

LIABILITIES
  Non-interest bearing deposits                            $  73,876,907         $  60,622,807
  Interest bearing deposits                                  344,892,823           304,565,443
                                                           -------------         -------------
  Total Deposits                                             418,769,730           365,188,250
  Other borrowed funds                                        29,162,498            24,618,811
  Other liabilities                                            1,381,340             1,728,536
                                                           -------------         -------------
        Total liabilities                                    449,313,568           391,535,597

SHAREHOLDERS' EQUITY
  Common stock                                                29,722,471            25,670,757
  Retained earnings                                            6,726,913             5,830,771
  Accumulated other comprehensive income (loss)                  554,040             1,222,001
                                                           -------------         -------------

        Total shareholders' equity                            37,003,424            32,723,529
                                                           -------------         -------------

        Total liabilities and shareholders' equity         $ 486,316,992         $ 424,259,126
                                                           =============         =============


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                         FIRST WASHINGTON FINANCIALCORP
                        Consolidated Statements of Income
                                   (unaudited)

                                                                For the nine months ended
                                                                      September 30,
                                                                   2004              2003
                                                               -------------   --------------
INTEREST INCOME
  Loans, including fees                                         $ 10,912,191    $ 10,498,637
  Investment and mortgage-backed securities
     Taxable securities                                            3,349,562       2,928,016
     Tax exempt securities                                         1,974,035       1,656,715
  Federal funds sold                                                  95,903         151,754
                                                                ------------    ------------

            Total interest income                                 16,331,691      15,235,122
                                                                ------------    ------------

INTEREST EXPENSE
  Deposits                                                         4,113,338       4,217,949
  Borrowed funds                                                     298,206         278,598
                                                                ------------    ------------

     Total interest expense                                        4,411,544       4,496,547
                                                                ------------    ------------

            Net interest income                                   11,920,147      10,738,575

PROVISION FOR LOAN LOSSES                                            150,000         240,000
                                                                ------------    ------------

            Net interest income after provision
              for loan losses                                     11,770,147      10,498,575
                                                                ------------    ------------

NON-INTEREST INCOME
  Service fees on deposit accounts                                   967,733       1,042,583
  Other service charges and fees                                     109,078         111,106
  Net gains on sale of investment and mortgage-backed
     securities                                                      811,947         301,378
  Fee income on sales of mortgages                                   232,110         774,324
  Other                                                              144,703         176,935
                                                                ------------    ------------

            Total non-interest income                              2,265,571       2,406,326
                                                                ------------    ------------

NON-INTEREST EXPENSE
  Salaries                                                         3,988,498       3,714,311
  Employee benefits                                                  809,343         792,354
  Occupancy expense                                                1,001,331         836,421
  Other                                                            2,872,221       2,678,469
                                                                ------------    ------------

            Total non-interest expense                             8,671,393       8,021,555
                                                                ------------    ------------

            Income before income tax expense                       5,364,325       4,883,346

INCOME TAX EXPENSE                                                 1,190,000       1,143,480
                                                                ------------    ------------

            NET INCOME                                          $  4,174,325    $  3,739,866
                                                                ============    ============
PER SHARE DATA

  NET INCOME - BASIC                                            $       0.98    $       0.88
                                                                ============    ============
  NET INCOME - DILUTED                                          $       0.90    $       0.85
                                                                ============    ============

Weighted shares outstanding - basic                                4,242,442       4,228,811
Weighted shares outstanding - diluted                              4,615,754       4,384,862